Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On October 6, 2014 (the “Acquisition Date), Peerless Homes Corporation ("Peerless Homes"), a wholly-owned subsidiary of Peerless Systems Corporation (the “Company”) completed the acquisition of approximately 80% of Deer Valley Corporation for a purchase price of approximately $3.7 million (the “Acquisition”). The Acquisition was made pursuant to the terms of a previously announced Stock Purchase Agreement (the “SPA”) by and among Vicis Capital Master Fund (“Vicis”), a Cayman Island unit trust managed by Vicis Capital, LLC and Deer Valley Corporation (“Deer Valley”), a Florida corporation. The purchase price was funded by the Company’s cash on hand.

The following selected unaudited pro forma condensed combined financial information and explanatory notes, which we refer to as the pro forma financial statements, present the pro forma impact of the acquisition of Deer Valley on the Company’s historical results of operations. This transaction was accounted for by applying the acquisition method of accounting under Accounting Standards Codification 805, Business Combinations (“ASC 805”), as discussed in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended October 31, 2014, filed on December 15, 2014, and as outlined in the accompanying notes to the pro forma financial statements, which we refer to as the pro forma notes. In accordance with ASC 805, Peerless Homes was treated as the acquirer and the acquired assets and liabilities were recorded at their estimated fair values as of the Acquisition Date.

The following unaudited pro forma condensed combined statements of operations, which we refer to as the pro forma statements of operations, for the nine months ended October 31, 2014 and the fiscal year ended January 31, 2014, are presented on a basis to reflect the acquisition transactions as if they had occurred on February 1, 2013. Additionally, our fiscal year ends on January 31, while Deer Valley has a 52-53 week fiscal year ending on the Saturday nearest to December 31st. No decision has been made whether it will retain such fiscal year for standalone reporting purposes. Accordingly, the following pro forma condensed combined statements of operation were prepared utilizing a one month lag.

The unaudited pro forma condensed combined statement of operations for the nine months ended October 31, 2014 was prepared by combining the statement of operations for the Company for the nine months ended October 31, 2014 with the statement of operations for Deer Valley for the nine months ended September 27, 2014 and then making pro forma adjustments. The pro forma statement of operations for the fiscal year ended January 31, 2014 was prepared by combining the statement of operations for the Company for the fiscal year ended January 31, 2014 with the statement of operations for Deer Valley for the year ended December 28, 2013 and then making pro forma adjustments. See Note 1 to the pro forma financial statements for additional information.

The pro forma financial statements should be read in conjunction with the pro forma notes. The pro forma financial statements and pro forma notes were based on, and should be read in conjunction with:

•

Peerless’ unaudited condensed consolidated financial statements as of and for the nine months ended October 31, 2014 and the related notes in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended October 31, 2014 filed on December 15, 2014;

•

Peerless’ historical audited consolidated financial statements as of and for the years ended January 31, 2014 and 2013, respectively, and the related notes included in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2014 filed on April 30, 2014;

•

Deer Valley’s historical consolidated financial statements as of and for the years ended December 28, 2013 and December 31, 2012 and the related notes filed as Exhibit 99.1 to Peerless’ Form 8-K/A filed with the SEC on December 19, 2014; and

•

Deer Valley’s unaudited historical financial statements as of and for the nine months ended September 27, 2014 and September 28, 2013 and the related notes filed as Exhibit 99.2 to Peerless’ Form 8-K/A filed with the SEC on December 19, 2014.

For ease of reference, all pro forma statements use Peerless’ period-end date and no adjustments were made to Deer Valley’s reported financial information for its different quarter and year-end dates.

Peerless’ and Deer Valley’s historical consolidated financial information have been adjusted in the pro forma financial statements to give effect to pro forma events that are (1) directly attributable to the acquisition; (2) factually supportable; and (3) with respect to the pro forma statements of operations, expected to have a continuing impact on the combined results. The pro forma financial statements do not reflect any revenue enhancements or any cost savings from operating efficiencies, synergies, overhead reductions or other restructurings that could result from the acquisition and combining of the companies. The pro forma financial statements also do not reflect any restructuring charges to be incurred in connection with the acquisition as they are not factually supportable at this time. In accordance with ASC 805, these costs will be expensed as incurred.

The acquisition accounting is dependent upon the completion of certain valuations and other studies for a definitive measurement. Accordingly, the pro forma adjustments included herein are preliminary and have been made solely for the purpose of providing unaudited pro forma condensed combined financial information, and may be revised as additional information becomes available and as additional analyses are performed. Differences between the preliminary estimates reflected in these unaudited pro forma condensed combined financial statements and the final acquisition accounting could occur, and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial statements and the combined company’s future results of operations and financial position.

The pro forma adjustments are based upon available information and assumptions that management believes reasonably reflect the business combination. We present the pro forma financial statements for informational and illustrative purposes only as they do not purport to represent what the actual consolidated results of operations or the consolidated financial position of Peerless would have been had the acquisition occurred on the dates assumed, nor are they necessarily indicative of future consolidated results of operations or financial position.

PEERLESS SYSTEMS CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED OCTOBER 31, 2014
(Dollars in thousands, except per share amounts)

	Historical Peerless	Historical Deer Valley	Pro Forma Adjustments		Pro Forma Combined

REVENUE	$1,574	$21,589	$-		$23,163

COST OF REVENUE	61	17,665	-		17,726

GROSS PROFIT	1,513	3,924	-		5,437

OPERATING EXPENSES:
Depreciation and amortization	-	6	-		6
Selling, general and administrative	932	3,445	(195)	a	4,182

TOTAL OPERATING EXPENSES	932	3,451	(195)		4,188

OPERATING INCOME	581	473	195		1,249

OTHER INCOME (LOSS)
Gain on bargain purchase	3,597	-	-		3,597
Other loss	(106)	(27)	-		(133)
TOTAL OTHER INCOME (LOSS)	3,491	(27)	-		3,464

INCOME BEFORE INCOME TAXES	4,072	446	195		4,713

INCOME TAX EXPENSE (BENEFIT)	(124)	197	76	b	288
			140	c
NET INCOME	$4,196	$249	$(20)		$4,425

Less: net income attributable to noncontrolling interest	-	50	(23)	d	27

Net income attributable to Peerles common stockholders	$4,196	$199	$3		$4,398

Basic earnings per share	$1.65	$0.01			$1.73
Diluted earnings per share	$1.57	$0.01			$1.65
Weighted average common shares - outstanding — basic	2,549	15,414			2,549
Weighted average common shares - outstanding — diluted	2,672	15,414			2,672

See the accompanying notes to the Pro Forma Condensed Combined Financial Statements

PEERLESS SYSTEMS CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED JANUARY 31, 2014
(Dollars in thousands, except per share amounts)

	Historical Peerless	Historical Deer Valley	Pro Forma Adjustments		Pro Forma Combined

REVENUE	3,605	$28,938	$-		$32,543

COST OF REVENUE	273	23,395	-		23,668

GROSS PROFIT	3,332	5,543	-		8,875

OPERATING EXPENSES:
Depreciation and amortization	-	11	-		11
Selling, general and administrative	2,141	4,147	-		6,288

TOTAL OPERATING EXPENSES	2,141	4,158	-		6,299

OPERATING INCOME	1,191	1,385	-		2,576

OTHER INCOME (LOSS), NET	(2,208)	(40)	-		(2,248)

INCOME BEFORE INCOME TAXES	(1,017)	1,345	-		328

INCOME TAX EXPENSE (BENEFIT)	(159)	529	186	c	556

NET INCOME (LOSS)	$(858)	$816	$(186)		$(228)

Less: net income attributable to noncontrolling interest	-	162	(37)	d	125

Net (loss) income attributable to Peerles common stockholders	$(858)	$654	$(149)		$(353)

Basic earnings (loss) per share	$(0.32)	$0.04			$(0.13)
Diluted earnings (loss) per share	$(0.32)	$0.04			$(0.13)
Weighted average common shares - outstanding — basic	2,718	15,493			2,718
Weighted average common shares - outstanding — diluted	2,718	15,493			2,718

See the accompanying notes to the Pro Forma Condensed Combined Financial Statements

NOTES TO UNAUDITED PRO FORMA CONDENSED
COMBINED FINANCIAL STATEMENTS

1. Description of the Acquisition

As previously reported on September 3, 2014, Peerless Systems Corporation (the “Company”) entered into a Stock Purchase Agreement (the “SPA”) by and among Vicis Capital Master Fund (“Vicis”), a Cayman Island unit trust managed by Vicis Capital, LLC and Deer Valley Corporation (“Deer Valley”), a Florida corporation, to acquire approximately 80% of Deer Valley. Pursuant to the terms and conditions of the SPA, Vicis and Deer Valley had agreed to sell, and the Company had agreed to purchase collectively 12,436,458 shares of Deer Valley’s common stock, representing approximately 80% of its issued and outstanding shares, for an aggregate purchase price of $3,681,900. This transaction was consummated on October 6, 2014 as reported in Company’s Current Report on Form 8-K filed with the SEC on the same date.

The foregoing descriptions of the SPA does not purport to be complete and is qualified in its entirety by reference to the SPA which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 3, 2014.

Deer Valley, through its wholly owned subsidiaries Deer Valley Homebuilders, Inc. (“DVH”) and Deer Valley Financial Corp (“DVFC”), designs and manufactures factory built homes, and provides dealer inventory-secured financing, and warranty and repair services for its factory built homes. Deer Valley’s manufacturing plant located in Guin, Alabama, produces homes which are marketed in 14 states through a network of independent dealers, builders, developers and government agencies located primarily in the southeastern and south central regions of the United States. Inventory secured loan financing is offered to qualified retail dealers and developers, through DVFC, for homes Deer Valley manufactures.

The purchase of Deer Valley is an important milestone for Peerless and represents a significant step in the Company’s growth and diversification strategies, which the Company has been pursuing since the sale of the majority of its assets to Kyocera Document Corporation in 2008.

2. Basis of Presentation

The unaudited pro forma condensed combined financial information and explanatory notes were prepared using the acquisition method of accounting and were based on the historical financial statements of the Company and Deer Valley. For ease of reference, all pro forma statements use Peerless’ period-end date and no adjustments were made to Deer Valley’s reported information for its different quarter-end and year-end dates.

The unaudited pro forma condensed combined financial information present the pro forma impact of the acquisition of Deer Valley on Peerless’ historical results of operations. As presented in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended October 31, 2014 filed on December 15, 2014, the transaction was accounted for by applying the acquisition method of accounting under Accounting Standards Codification 805, Business Combinations. In accordance with ASC 805, Peerless Homes was treated as the acquirer and the acquired assets and liabilities were recorded at their estimated fair values as of the Acquisition Date.

Fair value is defined under existing U.S. GAAP standards as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” This is an exit price concept for the valuation of the asset or liability. In addition, market participants are assumed to be buyers and sellers in the principal (or the most advantageous) market for the asset or liability. Fair value measurements for an asset assume the highest and best use by these market participants. As a result, Peerless may be required to record assets which are not intended to be used or sold and/or to value assets at fair value measures that do not reflect Peerless’ intended use of those assets. Many of these fair value measurements can be highly subjective and it is also possible that other professionals, applying reasonable judgment to the same facts and circumstances, could develop and support a range of alternative estimated amounts.

Acquisition-related transaction costs (i.e., advisory, legal, valuation, and other professional fees) are not included as a component of consideration transferred but are accounted for as expenses in the periods in which the costs were incurred. During the nine months ended October 31, 2014, the Company recognized approximately $155,000 of acquisition related costs that were expensed as incurred. These costs were recognized in selling, general and administrative expenses. There may be additional acquisition related costs in the fiscal year ending January 31, 2015 related to the Deer Valley transaction.

The unaudited pro forma condensed combined financial information was prepared under existing U.S. GAAP standards, which are subject to change and interpretation.

3. Accounting Policies

The unaudited pro forma condensed combined financial statements has been compiled in a manner consistent with the accounting policies adopted by the Company and Deer Valley. A summary of the Company’s significant accounting policies can be found in the Company’s Annual Report on Form 10-K for the fiscal year ended January 31, 2014, filed with the SEC on April 30, 2014. A summary of Deer Valley’s significant accounting policies can be found in its consolidated financial statements as of December 28, 2013 and December 31, 2012 filed as Exhibit 99.1 hereto.

4. Recording of Assets Acquired and Liabilities Assumed

As reported in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended October 31, 2014 filed on December 15, 2014, the Company accounted for this acquisition using the acquisition method of accounting which requires, among other things, that assets acquired and liabilities assumed be recognized at their fair values as of the Acquisition Date, notwithstanding the fact that we acquired substantially all of our shares of Deer Valley common stock directly from Vicis. The following table reflects the preliminary allocation of the purchase price to the assets acquired and liabilities assumed at the Acquisition Date. Certain estimated values are not yet finalized and are subject to change, which could be significant. The allocation of the purchase price is still preliminary due to the short duration since the Acquisition Date and will be finalized upon completion of the analysis of the fair values of Deer Valley’s assets and specified liabilities. We expect to finalize these amounts as soon as possible but no later than one year from the Acquisition Date.

The following table summarizes the provisional estimated fair values of the assets acquired and liabilities assumed at the acquisition dates (in thousands):

Acquisition Date
Fair Value

Cash	$3,976
Accounts receivable	1,770
Inventory	1,782
Inventory finance notes receivable	3,818
Prepaid expenses and other current assets	202
Property, plant and equipment	2,131
Deferred tax asset	1,211
Other assets	15
Total identifiable assets acquired	$14,905

Revolving credit loans	$700
Accounts payable	601
Accrued expenses	2,266
Accrued warranties	1,205
Mortgage payable	848
Total liabilities assumed	5,620

Net identifiable assets acquired	9,285

Fair value of the consideration transferred for 80% of Deer Valley	3,682
Fair value of noncontrolling interest in Deer Valley	2,006
Total	5,688

Gain on bargain purchase of 80% ownership interest	$3,597

The fair value of the noncontrolling interests is estimated at $0.65 per share.

The fair value of identifiable assets acquired and specified liabilities assumed exceeded the fair value of the consideration transferred. In accordance with ASC 805, the Company consequently reassessed the recognition and measurement of identifiable assets acquired and specified liabilities assumed and concluded that the valuation procedures and resulting measures were appropriate. As a result, the Company recognized a gain on bargain purchase of $ 3.6 million in its consolidated statements of operations for the quarter ended October 31, 2014.

The recorded amounts are provisional and subject to change primarily as follows:

•	Amounts for inventory and property, plant and equipment are pending completion of certain confirmation of physical existence and condition.

•	Amounts for accounts receivables, inventory finance notes receivable, deferred tax asset and accrued warranties and other accrued expenses are pending finalization of valuation efforts.

5. Pro Forma Adjustments

This note should be read in conjunction with Note 1. Description of the Acquisition; Note 2. Basis of Presentation; and Note 4. Recording of Assets Acquired and Liabilities Assumed. Adjustments included in the column under the heading “Pro Forma Adjustments” represent the following:

Statements of operations pro forma adjustments:

a.	To eliminate the effect of non-recurring acquisition related expenses that includes approximately $40,000 incurred by Deer Valley in connection with the transaction.

b.	To record the pro forma income tax expense for the nine months ended October 31, 2014 which reflects the statutory rate applicable to pro forma adjustments related to the acquisition related expenses.

c.	To record the pro forma income tax expense for the nine months ended October 31, 2014 and for the year ended January 31, 2014 which reflects the Section 382 limitation on certain goodwill deduction.

d.	To record pro rata pro forma adjustment related to income attributable to noncontrolling interest.

The pro forma adjustments are preliminary, based on estimates, and are subject to change as more information becomes available and after final analyses of the fair values of assets acquired and liabilities assumed are completed. Accordingly, the final fair value adjustments may be materially different from those presented herein.

6. Forward-looking Statements

These Unaudited Pro Forma Condensed Combined Financial Statements may be deemed to be forward-looking statements, within the meaning of the United States Private Securities Litigation Reform Act of 1995, and as “forward-looking statements” is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act. Forward-looking statements are often characterized by the use of words such as “believes,” “estimates,” “expects,” “projects,” “may,” “will,” “intends,” “plans,” or “anticipates,” or by discussions of strategy, plans or intentions.

All forward-looking statements are subject to risks and uncertainties, many of which are beyond our control. As a result, our actual results or performance may differ materially from anticipated results or performance. Also, forward-looking statements are based upon management’s estimates of fair values and of future costs, using currently available information. Therefore, actual results may differ materially from those expressed or implied in those statements. Factors that could cause such differences to occur include, but are not limited to, those discussed under Item 1A, “Risk Factors,” and elsewhere in the Company’s 2014 Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on April 30, 2014, as well as risks discussed in Deer Valley’s Annual Report on Form 10-K filed with the SEC on March 20, 2014. We expressly disclaim any obligation to update any forward-looking statements contained herein, whether as a result of new information, future events or otherwise. For all of these reasons, you are cautioned not to place undue reliance on any forward-looking statements included in these Unaudited Pro Forma Condensed Combined Financial Statements.